UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022 (October 26, 2022)

UNEX HOLDINGS INC.

(Exact name of registrant as specified in Charter)

Nevada	98-1353613	8713
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

333-228161

(Commission File Number)

Unex Holdings Inc.

31-A2, Jalan 5/23A

6 ½ Miles off Jalan Kepong

52000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

+603 6243 3379

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	UNEX	OTC Markets – Pink Sheet

Item 3.02 Unregistered Sale of Equity Securities

Wong Hon Wai

As previously disclosed, Unex Holdings Inc. (the “Company”) entered into a share subscription agreement (the “Wong Hon Wai Agreement”) with Mr. Wong Hon Wai ( “Mr. Wong”) dated June 3, 2022, pursuant to which the Company agreed to issue and sell 5,000 shares (the “Wong Hon Wai Shares”) of its common stock, par value $0.001 per share (“Common Stock”) to Mr. Wong, at a purchase price of $2.50 per share, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The parties to the Wong Hon Wai Agreement have each made customary representations, warranties and covenants, including, among other things, Mr. Wong is a “non-U.S. Persons” as defined in Regulation S, and that Mr. Wong has not received an offer to purchase subscription shares inside the United States and will not originate a buy order inside the United States.

On October 19, the Company and Mr. Wong entered into a previously disclosed supplemental agreement to the Wong Hon Wai Agreement (the “Supplemental Agreement”), pursuant to which the parties agree that the closing date shall be November 1, 2022.

Regulation S Investors and Regulation D Investors

As previously disclosed, on October 25, the Company entered into Regulation S share subscription agreements (the “Regulation S SPAs”) with eight investors (the “Regulation S Investors”), each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). On the same date, the Company entered into Regulation D share subscription agreements (the “Regulation D SPAs”) with two investors, (the “Regulation D Investors”) each of whom represented that it was an “Accredited Investors” as defined in Regulation D of the Securities Act.

Pursuant to the Regulation S SPAs and Regulation D SPAs (together, the “SPAs”) the Company agreed to issue and sell in aggregate, (i) 129,621 shares of Common Stock to the Regulation S Investors, and (ii) 15,000 shares of Common Stock to the Regulation D Investors, respectively (collectively, to be referred as the “SPA Shares”), at a per share purchase price of $2.50 (the “SPA Offering”) as part of a series of the private placement offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds from the SPA Offering in aggregate will be $361,553.

The Regulation S Investors have each made customary representations, warranties and covenants, including, among other things, that each of the Regulation S Investors are “non-U.S. Persons” as defined in Regulation S, and that each of the Regulation S Investors have not received an offer to purchase subscription shares inside the United States and will not originate a buy order inside the United States. The Regulation D Investors have each made customary representations, warranties and covenants, including, among other things, that each of the Regulation D Investors are Accredited Investors as defined in Rule 501(a) of Regulation D.

Closing

The Wong Hon Wai Shares and SPA Shares were issued on October 26, 2022, and the Wong Hon Wai Agreement and the SPAs were closed on November 1, 2022.

The form of the Wong Hon Wai Agreement, the Supplemental Agreement, the form of Regulation S SPAs and form of Regulation D SPAs are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPAs, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Subscription Agreement between Wong Hon Wai and Unex Holdings Inc., dated June 3, 2022
10.2	Supplemental Agreement between Wong Hon Wai and Unex Holdings Inc., dated October 19, 2022
10.3	Form of Subscription Agreement between Regulation S Investors and Unex Holdings Inc., dated October 25, 2022
10.4	Form of Subscription Agreement between Regulation D Investors and Unex Holdings Inc., dated October 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unex Holdings Inc.

Date: November 1, 2022	By:	/s/ Low Wai Koon
Low Wai Koon
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

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